UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

LIGHTSTONE VALUE PLUS REIT V, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address of principal executive offices) (Zip Code)

(732) 367-0129
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 15, 2025, the board of directors (the “Board”) of Lightstone Value Plus REIT V, Inc. (the “Company”) unanimously appointed Bruce J. Schanzer to the Board, to fill the vacancy created by the resignation of Jeffrey F. Joseph in December 2024. Mr. Schanzer was also appointed to the Audit, Conflicts, and Nominating Committees of the Board effective immediately. The Board has affirmatively determined that Mr. Schanzer is an “independent director” as defined in the Company’s charter (an “Independent Director”) and “independent” under the rules of the NYSE.

Independent Directors, including Mr. Schanzer, currently receive (i) an annual retainer fee for membership on the Board of $66,000, which is paid in four equal installments each year, (ii) $1,500 for each board of directors or permanent committee meeting attended, and (iii) $750 for each written consent considered by the Independent Director.

There are no arrangements or understandings between Mr. Schanzer and any other person pursuant to which he was appointed as a director. There are no transactions in which Mr. Schanzer has an interest that require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT V, INC.

Dated: September 18, 2025	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer & Executive Vice President

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